EXHIBIT 10.1
EXECUTION COPY
AMENDED AND RESTATED CREDIT AGREEMENT
Dated as of September 26, 2007
between
LUMINENT MORTGAGE CAPITAL, INC.
and
ARCO CAPITAL CORPORATION LTD.

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(continued)

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Section 10.14.	Survival of Representations and Warranties	35
Section 10.15.	No Strict Construction	35

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AMENDED AND RESTATED CREDIT AGREEMENT
          AMENDED AND RESTATED CREDIT AGREEMENT dated as of September 26, 2007 between LUMINENT MORTGAGE CAPITAL, INC., a corporation organized under the laws of the State of Maryland (the “Borrower”) and ARCO CAPITAL CORPORATION LTD., a corporation organized under the laws of the Cayman Islands (the “Lender”).
WITNESSETH:
          WHEREAS, pursuant to that certain Credit Agreement dated as of August 21, 2007 between the Borrower and the Lender (as amended as of September 12, 2007, September 20, 2007 and September 21, 2007, the “Existing Credit Agreement”), the Lender made term loans to the Borrower;
          WHEREAS, as of the date hereof, the aggregate outstanding principal amount of term loans extended under the Existing Credit Agreement is $33,256,124.64 (the “Existing Loans”), together with fees, expenses and other monetary obligations owing in connection therewith (collectively, the “Existing Obligations”);
          WHEREAS, the due and punctual payment of the Existing Obligations are secured by personal property, capital stock and other assigned collateral of the Borrower and certain of its Subsidiaries pursuant to the terms of certain security documents executed by the Borrower and certain of its Subsidiaries in favor of the Lender in connection with the Existing Credit Agreement;
          WHEREAS, each Guarantor (as defined below) has executed a guaranty of the Existing Obligations pursuant to that certain Guarantee Agreement dated as of August 21, 2007 and has ratified its Guarantee by executing the Amendment to Credit Agreement dated as of September 12, 2007, the Second Amendment to Credit Agreement dated as of September 20, 2007 and the Third Amendment to Credit Agreement dated as of September 21, 2007; and
          WHEREAS, the Borrower has requested, and the Lender has agreed, to enter into this Agreement (i) to amend and restate the Existing Credit Agreement as set forth in this Agreement; and (ii) to provide for a new revolving credit facility in the amount of up to $60,000,000 on the terms, subject to the conditions, and for the purposes set forth herein and in the other Related Documents.
          NOW, THEREFORE, the parties hereto hereby agree as follows:
ARTICLE I
DEFINED TERMS
          Section 1.01. Definitions. For all purposes of the Related Documents, unless the context otherwise requires, the following terms shall have the following meanings:
          “Adjusted Earnings” means Earnings plus interest expense related to (i) the Junior Subordinated Notes of the Borrower due March 15, 2035 and December 15, 2035, and (ii) the 8.125 % Convertible Senior Notes of the Borrower due 2027.
          “Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

          “Agreement” means this Credit Agreement, as amended, modified or supplemented from time to time.
          “Applicable Margin” means, in relation to any day for all Loans, the margin set forth under the heading “Applicable Margin” on Schedule 1.01(a), as determined by the aggregate principal amount of all Loans then outstanding.
          “Availability Period” means the period from and including the Closing Date to but excluding the Maturity Date.
          “Borrowing Base” means an amount equal to 85% of Eligible Assets.
          “Business Day” means a day on which banks are not required or authorized by law or executive order to close in New York City.
          “Change of Control” means an event or series of events without the consent of the Lender by which:
          (a) any “person” or “group” (as such terms are used for purposes of Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, whether or not applicable), other than the Borrower or any majority-owned subsidiary of the Borrower or any employee benefit plan of the Borrower or such subsidiary, is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Securities Exchange Act of 1934), directly or indirectly, of more than 25% of the total voting power in the aggregate of all classes of beneficial interest of the Borrower then outstanding entitled to vote generally in elections of the Borrower’s directors;
          (b) during any period of 24 consecutive months, persons who at the beginning of such 24-month period constituted the board of directors of the Borrower, together with any new persons whose election was approved by a vote of a majority of the persons then still comprising the board of directors of the Borrower who were either members of the board of directors of the Borrower at the beginning of such period or whose election, designation or nomination for election was previously so approved, cease for any reason to constitute the board of directors of the Borrower (provided that unfilled vacancies of 45 days or less duration shall not in their own right constitute a “Change of Control”); or
          (c) any Person or two or more Persons acting in concert shall have acquired by contract or otherwise, or shall have entered into a contract or arrangement that, upon consummation thereof, will result in its or their acquisition of the power to exercise, directly or indirectly, a controlling influence over the management or policies of the Borrower, or control over the equity securities of the Borrower entitled to vote for members of the board of directors or equivalent governing body of the Borrower on a fully-diluted basis (and taking into account all such securities that such Person or group has the right to acquire pursuant to any option right) representing 25% or more of the combined voting power of such securities.
          “Closing Date” means September 26, 2007 or such later date as shall be mutually agreed between the parties hereto.
          “Code” means the Internal Revenue Code of 1986.
          “Collateral” has the meaning given to such term in the Security Pledge Agreement.

          “Commitment” means the obligation of the Lender to make Loans pursuant to Section 2.01, in an aggregate principal amount at any one time outstanding up to $60,000,000.00, as such amount may be adjusted from time to time in accordance with this Agreement.
          “Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.
          “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling”, “Controls” and “Controlled” have meanings correlative thereto.
          “Corporate Information Book” means the presentation entitled “Luminent Corporate Structure” attached as Schedule 1.01(b).
          “Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.
          “Default” means any Event of Default or any event which, with the giving of notice or lapse of time, or both, would become an Event of Default.
          “Designated Loan” means (i) the initial Loans hereunder as of the Closing Date and any (ii) additional Loan that was applied to meet financing margin calls and at the time of borrowing was designated in writing by Borrower, and accepted in writing by Lender in its sole discretion, as a “Designated Loan”.
          “Designated SPE” has the meaning set forth in Section 8.10 hereto.
          “Dollars” or “$” means the lawful currency of the United States and, in relation to any amount to be advanced or paid hereunder, funds having same day or immediate value.
          “Earnings” means, for the purposes of calculating the Fixed Charge Coverage Ratio of any Person, the amount resulting from, without duplication, adding (a) pre-tax net income from continuing operations before adjustment for minority interests in consolidated Subsidiaries or income or loss from Equity Investees, (b) Fixed Charges, (c) amortization of capitalized interest, (d) distributed income of Equity Investees, and (e) such Person’s share of pre-tax losses of Equity Investees for which charges arising from guarantees are included in Fixed Charges, minus (1) interest capitalized, (2) Preference Security Dividend requirements of consolidated Subsidiaries, and (3) the minority interest in pre-tax income of Subsidiaries that have not incurred Fixed Charges.
          “Eligible Assets” means at the time of measurement, (i) unencumbered cash held in account(s) over which the Lender has a perfected first-priority security interest plus (ii) the Eligible Securities Qualified Value.
          “Eligible Securities” means (a) all Mortgage Related Securities rated no less than Ba3 by Moody’s Investors Service, Inc., BB- by Standard & Poor’s Ratings Services or BB- by Fitch Ratings, Inc. and (b) up to 20% of the Market Value of all other Mortgage Related Securities; provided in each case that, if more than one rating agency rates such Mortgage Related Securities, the lowest of the ratings shall apply and, if either (i) no rating agency rates such Mortgage Related Securities or (ii) any rating agency withdraws its rating of such Mortgage Related Securities (even if such Mortgage Related Securities remain rated by another rating agency), such Mortgage Related Securities shall not qualify for the purposes of clause (a) of this definition of “Eligible Securities”.
          “Eligible Securities Qualified Value” means the aggregate Market Value of all Eligible Securities minus the aggregate Liquidation Cost of all Eligible Securities.
          “Equity Interests” means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.
          “Equity Investees” means as to any Person, investments that such Person accounts for using the equity method of accounting.
          “ERISA” means the Employee Retirement Income Security Act of 1974.
          “ERISA Affiliate” means any person that for purposes of Title I and Title IV of ERISA and Section 412 of the Code would be deemed at any relevant time to be a single employer with the Borrower, pursuant to Section 414(b), (c), (m) or (o) of the Code or Section 4001 of ERISA.
          “ERISA Event” means (a) any “reportable event” (as defined in Section 4043 of ERISA) with respect to a Plan, as to which PBGC has not by regulation waived the requirement of Section 4043(a) of ERISA that it be notified of such event; (b) the filing of a notice of intent to terminate any Plan, if such termination would require material additional contributions in order to be considered a standard termination within the meaning of Section 4041(b) of ERISA, the filing under Section 4041(c) of ERISA of a notice of intent to terminate any Plan or the termination of any Plan under Section 4041(c) of ERISA; (c) the institution of proceedings under Section 4042 of ERISA by the PBGC for the termination of, or the appointment of a trustee to administer, any Plan; (d) the existence with respect to any Plan of an “accumulated funding deficiency” (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived, or the filing of any request for a minimum funding waiver under Section 412 of the Code with respect to any Plan or Multiemployer Plan; (e) the engagement in a non-exempt prohibited transaction within the meaning of Section 4975 of the Code or Section 406 of ERISA; (f) the complete or partial withdrawal of the Borrower or any ERISA Affiliate from a Multiemployer Plan, or the receipt of notice that a Multiemployer Plan is insolvent or in reorganization; or (g) the Borrower or any ERISA Affiliate incurring any liability under Title IV of ERISA with respect to any Plan (other than premiums due and not delinquent under Section 4007 of ERISA).
          “Excess Cash Amount” means, at the last date of any month, the aggregate amount of unencumbered cash of the Borrower and the Guarantors minus the sum of the following items projected through the last day of the following three-month period: (a) Fixed Charges plus (b) Operational Expenses.
          “Event of Default” means each of the events set forth in Section 9.01.
          “Fixed Charge Coverage Ratio” means the ratio of Adjusted Earnings to Fixed Charges.

          “Fixed Charges” means the sum of the following: (a) interest expensed and capitalized, (b) amortized premiums, discounts and capitalized expenses related to Indebtedness, (c) an estimate of the interest within rental expense, and (d) Preference Security Dividend requirements of consolidated Subsidiaries.
          “Funds From Operations” means, with respect to a Person and for a given period, (a) net income (loss) of such Person computed in accordance with GAAP, calculated without regard to (i) gains (or losses) from debt restructuring and sales of property during such period, and (ii) charges for impairment of real estate, plus (b) depreciation with respect to such Person’s real estate assets and amortization (other than amortization of deferred financing costs) of such Person for such period, plus (c) other non-cash items (other than amortization of deferred financing costs), all after adjustment for unconsolidated partnerships and joint ventures.
          “GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied.
          “Governmental Authority” means any national, federal, state or local government (whether foreign or domestic), any political subdivision thereof or any governmental, quasi-governmental, judicial, public or statutory instrumentality, authority, body or entity, or any other regulatory bureau, authority, body or entity, including the New York Stock Exchange, FINRA, Federal Deposit Insurance Corporation, the Comptroller of the Currency or the Board of Governors of the Federal Reserve System, any central bank or any comparable authority or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).
          “Guarantee Agreement” means that certain Amended and Restated Subsidiary Guarantee Agreement dated as of the date hereof made by the Guarantors in favor of the Lender.
          “Guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation, provided that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business.
          “Guarantors” means each and all of the subsidiaries of Borrower that are not prevented by law or contract to provide a Guarantee, each in its capacity as a guarantor under its respective Guarantee.

          “Indebtedness” means for any Person, without duplication, (i) all indebtedness or other obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar agreements or under leases which would, in accordance with GAAP, be capitalized on the balance sheet of such Person, (ii) all obligations of such Person to pay the deferred purchase price of property or services (including indebtedness created under or arising out of any conditional sale or other title retention agreement), (iii) all obligations of such Person (contingent or otherwise) under reimbursement or similar agreements with respect to the issuance of letters of credit, (iv) all indebtedness or other obligations of such Person under or with respect to any MRA, swap, cap, collar or other financial or commodity hedging arrangement, (v) all indebtedness or other obligations of any other Person of the type specified in clause (i), (ii), (iii) or (iv) above, the payment or collection of which such Person has guaranteed (except by reason of endorsement for collection in the ordinary course of business) or in respect of which such Person is liable, contingently or otherwise, including liable by way of agreement to purchase products or securities, to provide funds for payment, to maintain working capital or other balance sheet conditions or otherwise to assure a creditor against loss, and (vi) all indebtedness or other obligations of any other Person of the type specified in clause (i), (ii), (iii), (iv) or (v) above secured by (or for which the holder of such indebtedness has an existing right contingent or otherwise, to be secured by) any Lien, upon or in property (including accounts and contract rights) owned by such Person, whether or not such Person has assumed or becomes liable for the payment of such indebtedness or obligations.
          “Interest Period” means with respect to any Loan, the period commencing on the date of such Loan and ending on the numerically corresponding day in the calendar month that is one month thereafter; provided, that (a) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, (b) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period and (c) no Interest Period may end after the Maturity Date. For purposes hereof, the date of a Loan initially shall be the date on which such Loan is made and thereafter shall be the effective date of the most recent continuation of such Loan.
          “Laws” means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.
          “Lending Office” shall mean (i) the office specified below the Lender’s name in Section 10.02 or (ii) such other office or offices as the Lender shall designate to be its lending office for purposes of this Agreement.
          “Letter of Intent” means that certain letter of intent dated as of August 16, 2007, signed by the Borrower and the Lender.
          “LIBO Rate” means a one-month LIBO Rate reasonably determined by the Lender using customary market sources.
          “Lien” means any security interest, mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement or any financing lease having substantially the same economic effect as any of the foregoing).
          “Liquidation Cost” means, with respect to any Mortgage Related Security as of any date, the aggregate of all costs to immediately settle any and all obligations in respect of any Contractual Obligation encumbering such Mortgage Related Security, including without limitation, payment of any specified repurchase price, fees, counterparty expenses, principal, premium, accrued interest and any breakage or other costs.
          “Loan” means each loan made by the Lender to the Borrower pursuant to Article II.
          “Material Adverse Effect” means a material adverse effect upon (a) the operations, business, properties, liabilities (actual or contingent), condition (financial or otherwise) or prospects of the Borrower or the Borrower and the Restricted Subsidiaries taken as a whole, (b) the ability of the Borrower or any Guarantor to perform its obligations under any Related Document to which it is a party, (c) the legality, validity, binding effect or enforceability against the Borrower or any Guarantor of any Related Document to which it is a party or (d) the value of the Collateral.
          “Market Value” means, with respect to any Mortgage Related Security as of any date, (a) the “market value” specified in, and calculated in accordance with, any Contractual Obligation encumbering such Mortgage Related Security or, (b) in the event a Mortgage Related Security is unencumbered by a Contractual Obligation, (i) the price for such Mortgage Related Security on such date obtained from a generally recognized source agreed to by the Lender or the most recent closing bid quotation from such a source, plus accrued income to the extent not included therein as of such date or (ii) an amount agreed to by the Lender. For the purposes of clause (b)(i) of this definition of “Market Value”, “accrued income” shall mean with respect to any Mortgage Related Security at any time, any payments of principal thereof and all interest, dividends or other distributions thereon.
          “Maturity Date” means the earlier of (i) September 26, 2012, or (ii) such date on which the Commitment may terminate in accordance with the terms hereof.
          “Mortgage Related Securities” means “mortgage related securities”, as defined in Section 3(a)(41) of the Securities Exchange Act of 1934, as amended, or interests in mortgage related securities or mortgage loans.
          “MRA” means a repurchase agreement on an industry standard form or otherwise acceptable to Lender, pursuant to which the seller thereunder transfers to the buyer thereunder purchased securities against the transfer of funds by the buyer, with a simultaneous agreement by the buyer to transfer to such seller the purchased securities at a date certain against a transfer of funds by such seller.
          “Multiemployer Plan” means a “multiemployer plan” (as defined in Section (3)(37) of ERISA) contributed to for any employees of the Borrower or any ERISA Affiliate.
          “Net Proceeds” means, with respect to any event (a) the cash proceeds received in respect of such event including (i) any cash received in respect of any non-cash proceeds (other than proceeds of business interruption insurance), but only as and when received, (ii) in the case of a casualty, insurance proceeds and (iii) in the case of a condemnation or similar event, condemnation awards and similar payments, net of (b) the sum of (i) all reasonable fees, commissions and out-of-pocket expenses paid or payable by the Borrower and any Restricted Subsidiary thereof to third parties (other than Affiliates) in connection with such event, (ii) in the case of a sale, transfer or other disposition of an asset (including pursuant to a sale and leaseback transaction or a casualty or a condemnation or similar proceeding), the amount of all payments required to be made by the Borrower and any Restricted Subsidiary thereof as a result of such event to repay indebtedness (other than under this Agreement) secured by such asset or otherwise subject to mandatory prepayment as a result of such event, and (iii) the amount of all taxes paid (or reasonably estimated to be payable) by the Borrower or its direct or indirect equity holders that are directly attributable to such event, and (iv) any appropriate reserves taken in accordance with GAAP for obligations or commitments assumed or retained or contingencies arising in connection with such sale, transfer or other disposition.
          “Note” means each promissory note of the Borrower payable to the order of the Lender as provided for herein, substantially in the form of Exhibit A hereto, and any promissory note or notes of the Borrower issued in substitution thereof.
          “Notice of Borrowing” means an irrevocable notice, substantially in the form of Exhibit B, given to the Lender by the Borrower pursuant to Section 2.02.
          “Obligations” means all advances to, and debts, liabilities, obligations, covenants and duties of, the Borrower or any Guarantor arising under any Related Document or otherwise with respect to any Loan, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against the Borrower or any Guarantor or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding.
          “Operational Expenses” means, to the extent not included in the calculation of Fixed Charges, cash operating expenses computed in accordance with GAAP, including: salaries and benefits; servicing expense, due diligence expenses, professional services, board of directors expense, insurance expense, custody expense and other general and administrative expenses.
          “Organization Documents” means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.
          “Outstanding Amount” means, (i) with respect to Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of Loans occurring on such date; and (ii) with respect to Specified MRAs on any date, the aggregate then outstanding repurchase prices payable by all buyers named therein.
          “PBGC” means the Pension Benefit Guaranty Corporation.
          “Person” means any corporation, limited liability company, natural person, joint venture, partnership, trust, unincorporated organization, government or any department or agency of any government.

          “Plan” means an employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.
          “Preference Security Dividend” is the amount of pre-tax earnings that is required to pay the dividends on outstanding preference securities, computed as the amount of the dividend divided by (1 minus the effective income tax rate applicable to continuing operations).
          “Related Documents” means this Agreement, the Note, the Guarantee Agreement, the Security Pledge Agreement and each other document required to be executed and delivered pursuant to any of the foregoing agreements, documents or instruments.
          “Responsible Officer” means, with respect to the Borrower or any Guarantor, the chief executive officer, president, chief financial officer, treasurer or comptroller of such Person and any other officer of such Person with responsibility for the administration of the relevant portion of the Related Documents. Any document delivered hereunder that is signed by a Responsible Officer of the Borrower or a Guarantor shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Person.
          “Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any capital stock or other Equity Interest of the Borrower or any Restricted Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such capital stock or other Equity Interest, or on account of any return of capital to the Borrower’s stockholders, partners or members (or the equivalent Person thereof).
          “Restricted Subsidiary” means every Subsidiary of Borrower other than an Unrestricted Subsidiary.
          “Security Pledge Agreement” means that certain Amended and Restated Security and Pledge Agreement dated the date hereof and entered into among the Security Providers and the Lender.
          “Security Providers” means the Borrower and the Guarantors.
          “Specified Agreement” means (i) all credit agreements, indentures, MRAs, swaps and other agreements related to any Indebtedness of the Borrower or any Restricted Subsidiary, other than the Related Documents, and (ii) all other contractual arrangements entered into by the Borrower or any Restricted Subsidiary or by which the Borrower or any Restricted Subsidiary, or any of its property or assets is bound or subject, which arrangements involve assets or principal amounts in excess of $500,000, annual payments in excess of $100,000 or are otherwise material to the Borrower or any Restricted Subsidiary.
          “Specified MRA” means any MRA entered into and in effect after August 21, 2007 between the Borrower or any of its Subsidiaries as “seller” and any of the Lender, affiliates of the Lender or counterparties arranged by the Lender as “buyer”.
          “Subsidiary” means, with respect to any Person, (i) any corporation, association or other business entity of which more than 50% of the total voting power of shares of capital stock or other equity interest entitled (without regard to the occurrence of any contingency) to vote in the election of trustees, directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other subsidiaries of that Person (or a combination thereof) and (ii) any partnership (a) the sole general partner or managing general partner of which is such Person or a subsidiary of such Person or (b) the only general partners of which are such Person or of one or more subsidiaries of such Person (or any combination thereof).
          “Taxes” means any and all taxes, levies, imposts, duties or other charges of a similar nature.
          “Total Outstandings” means the aggregate Outstanding Amount of all Loans and all Specified MRAs.
          “United States” and “U.S.” mean the United States of America.
          “Unrestricted Subsidiary” means each Subsidiary of Borrower listed on Schedule 1.01(c).
          Section 1.02. Interpretation. With reference to this Agreement and each other Related Document, unless otherwise specified herein or in such other Related Document:
          (a) The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document (including any Organization Document) shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Related Document), (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (iii) the words “herein,” “hereof” and “hereunder,” and words of similar import when used in any Related Document, shall be construed to refer to such Related Document in its entirety and not to any particular provision thereof, (iv) all references in a Related Document to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, the Related Document in which such references appear, (v) any reference to any law shall include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such law and any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time, and (vi) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.
          (b) In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including.”
          (c) Article, section and subsection headings herein and in the other Related Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Related Document.

          Section 1.03. Accounting Terms.
          (a) Generally. All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the financial statements referred to in Section 6.03, except as otherwise specifically prescribed herein.
          (b) Changes in GAAP. If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Related Document, and either the Borrower or the Lender shall so request, the Lender and the Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP, provided that until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Borrower shall provide to the Lender financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.
ARTICLE II
LOANS
          Section 2.01. The Loans. On the terms and subject to the conditions of this Agreement, the Lender agrees to make Loans from time to time during the Availability Period in an aggregate amount not to exceed the lesser of the Commitment or the Borrowing Base; provided, however, that after giving effect to any borrowing of Loans under this Section 2.01, the Total Outstandings shall not exceed the lesser of the Commitment or the Borrowing Base. Within the limits of the Commitment and the Borrowing Base, and subject to the other terms and conditions hereof, the Borrower may borrow under this Section 2.01, prepay under Section 2.06, and reborrow under this Section 2.01. The parties hereto hereby agree that on the Closing Date, thirty-three million two hundred fifty six thousand and one hundred and twenty four dollars and 64/100 ($33,256,124.64) of the aggregate outstanding principal amount of the remaining Existing Loans shall be continued and combined, along with new borrowings of ten million dollars ($10,000,000) made on the Closing Date, as a single Loan hereunder with an Interest Period commencing on the Closing Date.
          Section 2.02. Manner of Borrowing. The Borrower shall give the Lender a duly completed Notice of Borrowing not later than 10:00 a.m. (New York City time) three Business Days prior to the date of each Loan (or such later date and time as the Lender may agree). Each such Notice of Borrowing shall specify (i) the amount of such Loan, (ii) the date of such Loan, which date shall be a Business Day, and (iii) the account to which the proceeds of such Loan should be transferred together with all necessary wire information. The Lender shall give the Borrower telephonic notice, confirmed by facsimile or other written notice, of the LIBO Rate applicable to the initial Interest Period for the relevant Loan before 12:00 noon (New York City time) on the relevant borrowing date, which determination shall be conclusive, absent manifest error. Subject to the conditions of this Agreement, the Lender shall make such Loan by transferring the proceeds thereof in Dollars to the account designated by the Borrower for such purpose not later than 2:00 p.m. (New York City time) on the relevant borrowing date. Each borrowing of Loans shall be in a principal amount of $1,000,000 or a whole multiple of $100,000 in excess thereof.

          Section 2.03. Notification of Interest Rate. The Lender shall give the Borrower telephonic notice, confirmed by facsimile or other written notice, of the LIBO Rate applicable to each Interest Period after the initial Interest Period for each Loan before 12:00 noon (New York City time) on the first day of such Interest Period, which determination shall be conclusive, absent manifest error.
          Section 2.04. Repayment of Principal. The Borrower shall repay the full principal amount of each Loan outstanding on the Maturity Date.
          Section 2.05. Payment of Interest. The Borrower shall pay interest on the unpaid principal amount of each Loan from the date of such Loan to the date on which such Loan is paid in full in respect of each Interest Period applicable thereto at a rate equal to the sum of the LIBO Rate plus the Applicable Margin. Accrued interest for each Interest Period shall be payable on the last day of such Interest Period and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before as well as after judgment, and before as well as after the commencement of any proceeding under any Debtor Relief Law.
          Section 2.06. Voluntary Prepayment. The Borrower may prepay any Loan in whole but not in part at any time, provided that (a) the Borrower shall give the Lender not less than seven Business Days’ prior written notice of each prepayment, (b) each prepayment shall be in a principal amount of $1,000,000 or a whole multiple of $100,000 in excess thereof or, if less, the entire principal amount thereof then outstanding and (c) each prepayment shall be accompanied by the payment of accrued interest on the amount prepaid to the date of prepayment and any additional amount owing under Section 2.09.
          Section 2.07. Mandatory Prepayment.
          (a) If the Borrower receives any Net Proceeds in respect of (i) any sale, transfer or other disposition (including pursuant to a sale and leaseback transaction) of any property or asset of the Borrower or any Restricted Subsidiary resulting in proceeds in excess of $250,000.00, (ii) any casualty or other insured damage to, or any taking under power of eminent domain or by condemnation or similar proceeding of, any property or asset of the Borrower or any Restricted Subsidiary resulting in proceeds in excess of $250,000.00, (iii) the incurrence by the Borrower or any Restricted Subsidiary of any indebtedness for borrowed money (other than under this Agreement) or (iv) the issuance by the Borrower or any Restricted Subsidiary of shares of its capital stock or other equity ownership interests, the Borrower shall prepay, within five Business Days after such Net Proceeds are received, the principal amount of Loans outstanding in an aggregate principal amount equal to the lesser of (A) 100% of such Net Proceeds and (B) the aggregate outstanding principal amount of the Loans; provided that in the case of any prepayment arising from (x) any sale, transfer or other disposition of any property or assets in which the aggregate Net Proceeds received by the Borrower and the Restricted Subsidiaries in the then-current fiscal year exceed $250,000.00 or (y) any casualty to or condemnation of any property or assets, if the Borrower shall deliver to the Lender a certificate of an officer of the Borrower to the effect that the Borrower or any Restricted Subsidiary intends to apply the Net Proceeds from such event, within 180 days after receipt of such Net Proceeds, to acquire real property, equipment or other tangible assets to be used in the business of the Borrower or any Restricted Subsidiary or, in the case of insurance or condemnation proceeds, to the repair or replacement of the property insured, and in each case certifying that no Event of Default has occurred and is continuing, then no prepayment shall be required pursuant to this paragraph in respect of such event except to the extent of any Net Proceeds therefrom that have not been so applied by the end of such 180-day period, at which time a prepayment shall be required in an amount equal to the Net Proceeds that have not been so applied.

          (b) If at any time the sum of the aggregate principal amount of Total Outstandings shall exceed the Commitment hereunder, the Borrower will immediately prepay the Loans to the extent necessary to eliminate such excess.
          (c) Following the end of each fiscal quarter of the Borrower commencing with the fiscal quarter ending September 30, 2007, the Borrower shall prepay Loans (with application of payments as provided in Section 4.04, an “Excess Cash Amount Payment”) in an amount equal to 75% of the Excess Cash Amount at the end of such fiscal quarter; provided, that the Lender, in its sole discretion, may decline all or part of an Excess Cash Amount Payment. Each prepayment required pursuant to this Section 2.07(c) shall be made on or before the date on which financial statements are delivered pursuant to Section 7.01 with respect to the fiscal quarter for which the Excess Cash Amount is being calculated. Commencing with the fiscal quarter ending September 30, 2007, the Borrower shall deliver to the Lender, a certificate signed by a Responsible Officer setting forth in reasonable detail the calculation of the Excess Cash Amount at the end of the applicable quarter. Any such certificate shall be referred to herein as an “Excess Cash Amount Certificate” and shall be delivered to the Lender (1) on or before the date that is 45 days after the end of the applicable fiscal quarter or (2) with the making of any prepayment pursuant to this Section 2.07(c), as the case may be.
          Section 2.08. Reductions and Increases of Commitment.
          (a) The Commitment shall be permanently reduced (i) by the amount of any prepayment made pursuant to Sections 2.07(a) or 2.07(b) and (ii) by the amount that any prepayment made pursuant to Section 2.07(c) exceeds the aggregate then-outstanding principal amount of Designated Loans (assuming for the purposes hereof that all prepayments made pursuant to Section 2.07(c) are applied in accordance with Section 4.04, but to Designated Loans before any other Loan).
          (b) The Borrower may, upon five Business Days’ notice, reduce or cancel the undrawn portion of the Commitment, provided, that the amount of such reduction is not less than $5 million or a whole multiple of $500,000 in excess thereof.
          (c) The Lender may from time-to-time, in its sole discretion upon request of Borrower, provide guarantees or other direct or contingent credit support in respect of obligations of the Borrower (each, a “Lender Contingent Commitment”). In the event that the Lender funds any amount under any Lender Contingent Commitment, such amount shall immediately be deemed to be a borrowing hereunder. To the extent any amount funded under a Lender Contingent Commitment would otherwise cause Total Outstandings to exceed the Commitment as then in effect, the Commitment shall be deemed increased and an “Expansion Loan” shall be issued on the same terms as other Loans hereunder, with an Interest Period commencing on the date of funding of such Lender Contingent Commitment. Borrower agrees to execute an additional Note and to enter into, and cause each Subsidiary to enter into, any documentation required by the Lender to evidence the Expansion Loan.
          Section 2.09. Commitment Fee. The Borrower shall pay to the Lender a commitment fee equal to 0.005 times the daily average amount by which the Commitment exceeds the Total Outstandings. The commitment fee shall accrue at all times from the date hereof until the Maturity Date, including at any time during which one or more of the conditions in Article V is not met, and shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the date hereof, and on the Maturity Date. The commitment fee shall be calculated quarterly in arrears.
          Section 2.10. Funding Losses. The Borrower will indemnify the Lender against, and on demand reimburse the Lender for, any loss, premium, penalty or expense which the Lender may pay or incur (including any loss or expense incurred by reason of the relending, depositing or other employment of funds acquired by the Lender to fund any Loan) as a result of (a) any prepayment or repayment of a Loan on a date prior to the last day of the Interest Period applicable thereto, (b) any failure by the Borrower to borrow any Loan on a date specified therefor in a Notice of Borrowing pursuant to Section 2.02, except to the extent such failure results from a default by the Lender in making the requisite funds available to the Borrower hereunder or (c) any failure by the Borrower to prepay any Loan on the date specified therefor in a notice of prepayment delivered by the Borrower pursuant to Section 2.06. The Lender shall furnish the Borrower with a certificate setting forth the basis for determining any additional amount to be paid to it hereunder, and such certificate shall be conclusive, absent manifest error, as to the contents thereof.
          Section 2.11. Evidence of Debt. The Loans shall be evidenced by one or more accounts or records maintained by the Lender in the ordinary course of business. The accounts or records maintained by the Lender shall be conclusive absent manifest error of the amount of the each Loan made by the Lender to the Borrower and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Obligations. Upon the request of the Lender, the Borrower shall execute and deliver to the Lender a Note, which shall evidence the Lender’s Loans in addition to such accounts or records. The Lender may attach schedules to its Note and endorse thereon the date, amount and maturity of its Loans and payments with respect thereto.
ARTICLE III
CHANGE IN CIRCUMSTANCES
          Section 3.01. Increased Costs.
          (a) If, after the date of this Agreement, (i) the introduction of, or any change in, any applicable law, rule or regulation or in the interpretation or administration thereof by any Governmental Authority or (ii) compliance by the Lender with any request, guideline, policy or directive of any Governmental Authority issued after the date of this Agreement (whether or not having the force of law) shall:
          (b) subject the Lender to any tax, duty or other charge or shall change the basis of taxation of payments to the Lender of any amount due under this Agreement or any Note (except for changes in the tax on the overall net income of the Lender imposed by the jurisdiction of its incorporation or the jurisdiction in which its Lending Office is located);
          (c) impose, modify or deem applicable any reserve, special deposit or similar requirement against assets or liabilities of, deposits with or for the account of, or commitments issued by, the Lender (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System); or
          (d) impose on the Lender or the money markets any other condition affecting the Commitment, any Loan or the Note;
and the result of any of the foregoing is to increase the cost to the Lender of making or maintaining the Commitment or any Loan, or to reduce the amount of any sum received or receivable by the Lender under this Agreement or under any Note, then the Borrower shall from time to time pay to the

Lender within 10 Business Days of its demand therefor such additional amount or amounts as will compensate it for such increased cost or reduction.
          (e) If the Lender shall have determined that, after the date of this Agreement, the adoption of any applicable Law regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any Governmental Authority, or compliance by the Lender with any request, guideline, policy or directive regarding capital adequacy (whether or not having the force of law) of any such authority, has or would have the effect of reducing the rate of return on the Lender’s capital as a consequence of any Loans or its obligations hereunder to a level below that which the Lender could have achieved but for such adoption, change or compliance (taking into consideration the Lender’s policies with respect to capital adequacy), then the Borrower shall from time to time pay to the Lender within 10 Business Days of its demand therefor such additional amount or amounts as will compensate the Lender or its bank holding company for such reduction.
          (f) The Lender will promptly give the Borrower notice of the occurrence of any event of which it has knowledge which will entitle it to compensation pursuant to this Section 3.01, and will use reasonable efforts to mitigate the effect of any such event if, in the sole opinion of the Lender, such efforts will avoid the need for, or reduce the amount of, such compensation and will not be otherwise disadvantageous to it or contrary to its internal policies, provided that the failure of the Lender so to notify the Borrower will not discharge the Borrower of its obligations under this Section 3.01. The Lender shall furnish the Borrower with a certificate setting forth the basis for determining any additional amount or amounts to be paid to it hereunder, and such certificate shall be conclusive, absent manifest error, as to the contents thereof.
          Section 3.02. Illegality. If, after the date of this Agreement, the introduction of, or any change in, any applicable Law shall make it unlawful for the Lender to make or maintain any Loan or the Commitment, then, provided no Default shall have occurred and be continuing, the Lender shall give notice thereof to the Borrower and commence good faith negotiations with the Borrower to determine a substitute basis for determining a rate of interest payable to the Lender which would cure such illegality hereunder. If within 30 days of such notice to the Borrower, the Borrower and the Lender shall not have agreed in writing to such a substitute basis, the Lender may declare such Loan to be due and payable and/or cancel the Commitment and the Borrower shall prepay such Loan in full on the last day of the Interest Period applicable thereto unless such Loan is required by Law to be repaid sooner, in which case the Borrower shall repay such Loan on such earlier date, together with accrued interest thereon and any additional amount owing under Section 2.09. The Lender will promptly notify the Borrower of any event of which the Lender has knowledge which will entitle it to the provisions of this Section 3.02 and will designate a different Lending Office if, in the sole opinion of the Lender, such designation will avoid the need for such prepayment and will not be otherwise disadvantageous to it or contrary to its internal policies.
          Section 3.03. Taxes.
          (a) Each payment by the Borrower to the Lender under this Agreement or any of the other Related Documents shall be made free and clear of and without deduction for any Taxes, other than any Taxes imposed on the overall net income of the Lender by the jurisdiction of its incorporation or by the jurisdiction in which its Lending Office is located (all such non-excluded Taxes being hereinafter referred to as “Covered Taxes”). If the Borrower shall be required by Law to deduct any Covered Taxes from or in respect of any such payment, then (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Lender receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay on a timely basis the full amount deducted to the relevant taxation authority or other authority in accordance with applicable Law.
          (b) The Borrower will indemnify the Lender for the full amount of Covered Taxes required to be paid by, or imposed, levied or assessed against the Lender. In addition, the Borrower shall pay to the Lender such amounts as may be necessary to hold the Lender harmless on an after-tax basis from any Taxes (including income or franchise taxes) imposed by any jurisdiction as a result of the receipt or accrual by the Lender of any payment under this Section 3.03 (including any payment under this sentence). Any indemnification pursuant to this Section 3.03(b) shall be made within 30 days from the date the Lender makes written demand therefor. A certificate setting forth any amount payable to the Lender under this Section 3.03 and the basis therefor submitted by the Lender to the Borrower shall, absent manifest error, be conclusive and binding.
          (c) Within 60 days after the date of any payment of Covered Taxes made under this Section 3.03 or the withholding of any Taxes excluded from indemnification under subsection (a), the Borrower will furnish to the Lender the original or a certified copy of a receipt, accompanied by a certified English translation if the receipt is not in English, evidencing payment thereof, a statement signed by an officer responsible for the Borrower’s financial or accounting records setting forth the amount and identity of such Taxes (specifying the particular provisions of Law requiring such withholding), and all additional information and documents that the Lender shall reasonably and in writing request to establish that full and timely payment of such Covered Taxes or other Taxes has been made. The Borrower will promptly, and in any event not more than three Business Days after obtaining knowledge thereof, notify the Lender of any reports or returns that the Lender is required to file with respect to Covered Taxes.
          (d) Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower contained in this Article III shall survive the prepayment or payment in full or in part of the Loans and the interest thereon and the termination of this Agreement or any other Related Document.
ARTICLE IV
PAYMENTS
          Section 4.01. Manner of Payments. Each payment required to be made by the Borrower under this Agreement or the other Related Documents shall be made by transferring the amount thereof in Dollars and in immediately available funds to the Lender not later than 2:00 p.m. (New York City time) on the date on which such payment shall become due to JPMorgan Chase; ABA#: 021-000-021; A/C: Citigroup Global Markets Inc; A/C#: 5541336; FFC: Arco Capital Corporation Ltd.; A/C#: 22024335 (or such other account as the Lender shall notify the Borrower from time to time). Each such payment shall be made without defense, set-off or counterclaim. Any payment received after 2:00 p.m. (New York City time) on any Business Day shall be deemed to have been received on the next following Business Day and any applicable interest or fee shall continue to accrue.
          Section 4.02. Extension of Payments. If any payment under this Agreement or the other Related Documents shall become due on a day which is not a Business Day, then the due date thereof shall be extended to the next following day which is a Business Day, and such extension shall be taken into account in computing the amount of any interest or fees, as the case may be, then due and payable hereunder.

          Section 4.03. Computation of Interest and Fees. All interest and fees on each Loan payable under this Agreement and the other Related Documents shall be computed on the basis of a year of 360 days and the actual number of days elapsed. Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid; provided, however, that any Loan that is repaid on the same day on which it is made shall, subject to Section 4.02, bear interest for one day.
          Section 4.04. Application of Payments. All amounts received by the Lender hereunder shall be applied by the Lender, first, to the commitment fees of the Lender then due and payable hereunder, second, to the payment of any interest then due and payable on the Loans, third, to the prepayment of any outstanding principal of the Loans, and fourth, to the payment of any other amounts due and payable hereunder.
ARTICLE V
CONDITIONS PRECEDENT
          Section 5.01. Initial Conditions. As a condition precedent to the effectiveness of this Agreement and the obligations of the Lender to amend and restate the Existing Credit Agreement, the Lender shall have received the following items in form and substance satisfactory to it, unless otherwise waived by the Lender:
          (a) Related Documents. A counterpart hereof, of the Note to be issued on the date hereof to the extent requested and of each of the other Related Documents, each duly executed by the Borrower and each Guarantor, as applicable.
          (b) Borrower and Guarantor Documents. (i) a Certificate from the Secretary of State of the State of Maryland and of each jurisdiction of incorporation of each Guarantor certifying that the Borrower and each Guarantor, respectively is in good standing under the Laws of such state; (ii) a certificate from the Secretary, an Assistant Secretary or another officer of the Borrower and each Guarantor, certifying (A) as to the incumbency and signature of an officer of the Borrower and of each Guarantor, authorized to execute and deliver this Agreement and the other Related Documents to which the Borrower and each Guarantor is a party and any certificate to be furnished pursuant thereto, (B) that attached thereto are true and complete copies of the Organization Documents of the Borrower and of each Guarantor and (C) that attached thereto is a true and complete copy of the resolutions of the board of directors of the Borrower and of each Guarantor authorizing the execution, delivery and performance of this Agreement and the other Related Documents to which the Borrower and each Guarantor is a party and the transactions contemplated thereby, together with a certification by another officer of the Borrower and each Guarantor as to the incumbency and signature of such Secretary or Assistant Secretary; and (iii) a certificate from an appropriate officer of the Borrower and each Guarantor certifying that, to the best knowledge of such officer, the representations and warranties contained in Article VI and in Section 9 of the Guarantee Agreement are true and complete and no Default has occurred and is continuing.
          (c) Opinions. Favorable opinions of Duane Morris LLP and Hunton & Williams LLP, counsel to the Borrower and the Guarantors, addressed to the Lender, as to such matters concerning the Borrower and the Guarantors and the Related Documents as the Lender may reasonably request.
          (d) Representations and Warranties True; No Default. A certificate signed by a Responsible Officer of the Borrower certifying that (A) the representations and warranties of the

Borrower contained in Article VI and in any other Related Document are true and correct on and as of the date of such certificate, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date, and (B) no Default has occurred and is continuing.
          (e) Budget. A detailed budget for the Borrower and the Guarantors for the period commencing on or before the Closing Date and ending on the Maturity Date.
          (f) Perfection Certificate. A duly completed and signed perfection certificate in the form required by the Security Pledge Agreement, together with evidence that all filings, registrations and recordings required by Law or reasonably requested by the Lender to perfect the Liens created under the Security Pledge Agreement have been or concurrently are being made.
          (g) Counsel Fees. The Borrower shall have paid all fees, charges and disbursements of counsel to the Lender to the extent invoiced prior to or on the Closing Date, plus such additional amounts of such fees, charges and disbursements as shall constitute its reasonable estimate of such fees, charges and disbursements incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude a final settling of accounts between the Borrower and the Lender).
          (h) Additional Documents. Such other documents, certificates, financial or other information, or opinions as the Lender may reasonably request.
          Section 5.02. Continuing Conditions. As a condition precedent to the Lender’s obligation to make any Loan hereunder, including the initial Loans, the following conditions shall be satisfied on the date of such Loan:
          (a) Representations True. The representations and warranties of the Borrower and each Guarantor contained in Article VI and in any other Related Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, shall be true and correct on and as of the date of such Loan, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date, and except that for purposes of this Section 5.02, the representations and warranties contained in subsection (b) of Section 6.03 shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 7.01;
          (b) No Default. No Default shall have occurred and be continuing, or would result from such proposed Loan or from the application of the proceeds thereof; and
          (c) Notice of Borrowing. The Borrower must furnish the Lender with, as appropriate, a Notice of Borrowing.
          (d) Each Notice of Borrowing shall be deemed a representation and warranty by the Borrower that the conditions referred to in Sections 5.02(a) and (b) have been met on and as of the date of the applicable Loan.
          Section 5.03. Conditions to Each Loan after the Initial Loans. As a condition precedent to the Lender’s obligation to make each Loan (other than the initial Loans) hereunder, the following additional conditions shall be satisfied on the date of such Loan:

          (a) Satisfaction of the Requirements. The conditions set forth on that certain Closing Undertaking Letter, dated as of the date hereof, between the Borrower and the Lender have been satisfied (unless otherwise waived by the Lender, in its sole discretion); and
          (b) Additional Documents. The Lender shall have received such other documents, certificates, financial or other information, or opinions as the Lender may reasonably request.
ARTICLE VI
REPRESENTATIONS AND WARRANTIES
          The Borrower represents and warrants to the Lender that:
          Section 6.01. Existence, Qualification and Power. The Borrower and each Guarantor and each Subsidiary therof (a) is duly organized or formed, validly existing and in good standing under the Laws of the jurisdiction of its incorporation or organization, (b) has all requisite power and authority and all requisite governmental licenses, authorizations, consents and approvals to (i) own or lease its assets and carry on its business and (ii) execute, deliver and perform its obligations under the Related Documents to which it is a party and (c) is duly qualified and is licensed and in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license; except in each case referred to in clause (b)(i) or (c), to the extent that failure to do so would not reasonably be expected to have a Material Adverse Effect.
          Section 6.02. Authorization; No Contravention. The execution, delivery and performance by the Borrower and each Guarantor of each Related Document to which such Person is party have been duly authorized by all necessary corporate or other organizational action, and do not and will not (a) contravene the terms of any of such Person’s Organization Documents; (b) conflict with or result in any breach or contravention of, or the creation of any Lien under, or require any payment to be made under (i) any Contractual Obligation to which such Person is a party or affecting such Person or the properties of such Person or any of its Subsidiaries or (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; or (c) violate any Law.
          Section 6.03. Financial Condition. (a) Other than as specifically disclosed in Schedule 6.03, there has been no change or event that would reasonably be expected to result in a Material Adverse Effect. The Borrower has no current intention to file for bankruptcy and the Borrower, acting reasonably, and after due analysis and deliberation, is reasonably confident that it and each Guarantor can continue as a going concern. (b) The Borrower has furnished to the Lender copies of (i) the audited consolidated balance sheet of the Borrower and its consolidated Subsidiaries for the fiscal year ending December 31, 2006, and the related audited consolidated statements of operations, cash flows and shareholders’ equity for the fiscal year ending on such dates, with the opinion thereon of DeLoitte & Touche LLP, and (ii) the unaudited consolidated balance sheet of the Borrower and its consolidated Subsidiaries for the fiscal quarter ending March 31, 2007, and the related unaudited consolidated statements of operations, cash flows and shareholders’ equity of the Borrower and its consolidated Subsidiaries for the period of the fiscal quarter ending on such date. Such financial statements (including in each case related schedules and notes) present fairly, in all material respects and in accordance with GAAP consistently applied throughout the periods involved, the consolidated financial position of the Parent and its consolidated Subsidiaries as at their respective dates and the results of operations and the cash flow for such periods (subject, as to interim statements, to changes resulting from normal year-end audit adjustments). The Borrower has no reason to believe that the audited financial statements included in the Borrower’s annual report on Form 10-K for the year ending December 31, 2006, or the unaudited financial statements included in the Borrower’s quarterly report on Form 10-Q for the quarter ending March 31, 2007, cannot or should not be relied upon or that material changes, restatements or adjustments will be required thereto.
          Section 6.04. Solvency. Immediately after the consummation of the transactions contemplated herein to occur on the Closing Date, (a) the fair value of the assets of the Borrower and each Guarantor, at a fair valuation, will exceed its debts and liabilities, subordinated, contingent or otherwise; (b) the present fair saleable value of the property of the Borrower and each Guarantor will be greater than the amount that will be required to pay the probable liability of its debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (c) the Borrower and each Guarantor will be able to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (d) the Borrower and each Guarantor will not have unreasonably small capital with which to conduct the business in which it is engaged as such business is proposed to be conducted following the Closing Date.
          Section 6.05. Litigation. Other than as specifically disclosed in Schedule 6.05, there is no action, suit, proceeding or investigation at law or in equity by or before any Governmental Authority now pending or, to the best knowledge of the Borrower after due inquiry, threatened against or affecting the Borrower or any of its Subsidiaries or any property or rights of the Borrower or any of its Subsidiaries (a) as to which there is a significant possibility of an adverse determination, and (b) which if adversely determined would reasonably be expected to have a Material Adverse Effect, and there is no action, suit, proceeding or investigation at law or in equity by or before any Governmental Authority now pending or, to the best knowledge of the Borrower or any Guarantor after due inquiry, threatened which questions or would question the validity of this Agreement or any of the Related Documents.
          Section 6.06. Binding Agreement. This Agreement has been, and each other Related Document, when delivered hereunder, will have been, duly executed and delivered by the Borrower and each Guarantor that is party thereto. This Agreement constitutes, and each other Related Document when so delivered will constitute, a legal, valid and binding obligation of the Borrower and each Guarantor that is party thereto, enforceable against the Borrower and each Guarantor that is party thereto in accordance with its terms.
          Section 6.07. Governmental Authorization; Other Consents. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, the Borrower or any Guarantor of this Agreement or any other Related Document, except for any filings necessary to perfect the Liens created under the Security Pledge Agreement.
          Section 6.08. Investment Company Act. None of the Borrower, any Person Controlling the Borrower, or any Subsidiary is or is required to be registered as an “investment company” under the Investment Company Act of 1940, as amended.
          Section 6.09. Compliance with Laws. Each of the Borrower and each Subsidiary is in compliance with the requirements of all applicable Laws with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its business or property, except those the non-compliance with which would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect.
          Section 6.10. Compliance with ERISA. Neither the Borrower nor any Guarantor has established and does not maintain or contribute to any employee benefit plan that is covered by Title IV of the Employee Retirement Income Security Act of 1974, as amended.

          Section 6.11. Taxes. The Borrower and its Subsidiaries have filed all tax returns required to be filed by it. The Borrower and its Subsidiaries have paid all taxes and other governmental charges due pursuant to such returns or pursuant to any assessment received by the Borrower or any Subsidiary, except for any taxes or other governmental charges being contested in good faith by appropriate proceedings and for which adequate reserves have been established by the Borrower and its Subsidiaries, as the case may be. The charges, accruals and reserves on the books of the Borrower or its Subsidiaries in respect of any taxes or other governmental charges are, in the Borrower’s good faith judgment, adequate in the aggregate to provide for the liabilities in respect thereof.
          Section 6.12. Regulation U. Neither the Borrower nor any Guarantor is principally engaged in, nor does it have as one of its important activities, the business of extending credit for the purpose of purchasing or carrying any “margin stock” (as defined in Regulation U of the Board of Governors of the Federal Reserve System).
          Section 6.13. Full Disclosure. The Borrower has disclosed to the Lender all agreements, instruments and corporate or other restrictions to which it or any of its Subsidiaries is subject, and all other matters known to it, that, individually or in the aggregate, would reasonably be expected to result in a Material Adverse Effect. No report, financial statement, certificate or other information furnished (whether in writing or orally) by or on behalf of the Borrower or any Guarantor to the Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder or under any other Related Document (in each case, as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that, with respect to projected financial information, the Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.
          Section 6.14. Agreements. Schedule 6.13 is a true and complete listing as of the Closing Date of all Specified Agreements.
          Section 6.15. Intellectual Property; Licenses, Etc. The Borrower and the Guarantors own, or possess the right to use, all of the trademarks, service marks, trade names, copyrights, patents, patent rights, franchises, licenses and other intellectual property rights that are reasonably necessary for the operation of their respective businesses, without conflict with the rights of any other Person. To the best knowledge of the Borrower, no slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by the Borrower or any Guarantor infringes upon any rights held by any other Person.
          Section 6.16. No Default. Neither the Borrower nor any Subsidiary is in default under or with respect to any Contractual Obligation that would, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. No Default has occurred and is continuing or would result from the consummation of the transactions contemplated by this Agreement or any other Related Document.
          Section 6.17. Security Interest. The security interests previously granted by the Borrower and each Guarantor to the Lender pursuant to the Existing Credit Agreement are effective with regard to, and secure (among other things), all Obligations of the Borrower and the Guarantors under this Agreement.
          Section 6.18. Insurance. Schedule 6.17 sets forth a description of all insurance maintained by or on behalf of the Borrower and the Restricted Subsidiaries as of the Closing Date. As of

the Closing Date, all premiums that are due and payable in respect of such insurance have been paid. The Borrower believes that the insurance maintained by or on behalf of the Borrower and the Guarantors is adequate.
          Section 6.19. Guarantor Representations. Each of the representations and warranties made by each Guarantor in the Guarantee Agreement is true and correct in all material respects.
          Section 6.20. Unrestricted Subsidiaries. None of the Unrestricted Subsidiaries (a) is party to or obligated under (i) any Indebtedness that is guaranteed by or that has recourse of any kind to any of the Borrower or any Restricted Subsidiary or (ii) Contractual Obligation through which, by the terms of such Contractual Obligation, contractual counterparties, creditors or other claimants could require performance, assert claims of any kind against, or encumber assets of any of the Borrower or any Restricted Subsidiary, or (b) holds Indebtedness or other obligations of the Borrower or any Restricted Subsidiary.
ARTICLE VII
AFFIRMATIVE COVENANTS
          So long as the Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder shall remain unpaid or unsatisfied, the Borrower shall, and shall (except in the case of the covenants set forth in Sections 7.01, 7.02, and 7.07) cause each Restricted Subsidiary to:
          Section 7.01. Financial Statements. Deliver to the Lender:
          (a) as soon as available, but in any event within 90 days after the end of each fiscal year of the Borrower, a consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal year, and the related consolidated statements of income or operations, shareholders’ equity, funds from operations and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP, audited and accompanied by (i) a report and opinion of a registered public accounting firm of nationally recognized standing reasonably acceptable to the Lender, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit and (ii) an attestation report of such registered public accounting firm as to the Borrower’s internal controls pursuant to Section 404 of the Sarbanes-Oxley Act of 2002 expressing a conclusion to which the Lender does not object;
          (b) as soon as available, but in any event within 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Borrower, a consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal quarter, and the related consolidated statements of income or operations, shareholders’ equity, funds from operations and cash flows for such fiscal quarter and for the portion of the Borrower’s fiscal year then ended, setting forth in each case in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail, certified by a Responsible Officer of the Borrower as fairly presenting the financial condition, results of operations, shareholders’ equity and cash flows of the Borrower and its Subsidiaries in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes; provided that the financial statements for the period ending June 30, 2007, shall be delivered no later than September 30, 2007;

          (c) as soon as available following the end of each fiscal month of the Borrower, such monthly interim financial statements as are used by management of the Borrower for planning and tracking purposes or as reasonably requested by the Lender; and
          (d) as soon as available, but in any event at least 15 days before the end of each fiscal year of the Borrower, forecasts prepared by management of the Borrower, in form satisfactory to the Lender, of consolidated balance sheets and statements of income or operations and cash flows of the Borrower and its Subsidiaries on a monthly basis for the immediately following fiscal year (including the fiscal year in which the Maturity Date occurs).
          (e) As to any information contained in materials furnished pursuant to Section 7.02(d), the Borrower shall not be separately required to furnish such information under clause (a) or (b) above, but the foregoing shall not be in derogation of the obligation of the Borrower to furnish the information and materials described in clauses (a) and (b) above at the times specified therein.
          Section 7.02. Certificates; Other Information. Deliver to the Lender, in form and detail satisfactory to the Lender:
          (a) concurrently with the delivery of the financial statements referred to in Section 7.01(a), a certificate of its independent certified public accountants certifying such financial statements and stating that in making the examination necessary therefor no knowledge was obtained of any Default or, if to their knowledge any such Default shall exist, stating the nature and status of such event;
          (b) concurrently with the delivery of the financial statements referred to in Sections 7.01(a) and (b), a duly completed Compliance Certificate signed by a Responsible Officer of the Borrower;
          (c) promptly and in any event not more than three Business Days after receipt by the Borrower, copies of any detailed audit reports, management letters or recommendations submitted to the board of directors (or the audit committee of the board of directors) of the Borrower by independent accountants in connection with the accounts or books of the Borrower or any Subsidiary, or any audit of any of them;
          (d) promptly and in any event not more than three Business Days after the same are available, copies of each annual report, proxy or financial statement or other report or communication sent to the stockholders of the Borrower, and copies of all annual, regular, periodic and special reports and registration statements which the Borrower may file or be required to file with the Securities and Exchange Commission under Section 13 or 15(d) of the Securities Exchange Act of 1934, and not otherwise required to be delivered to the Lender pursuant hereto;
          (e) promptly and in any event not more than three Business Days after the furnishing thereof, copies of any statement or report furnished to any holder of debt securities of the Borrower or any Restricted Subsidiary thereof pursuant to the terms of any indenture, loan or credit or similar agreement and not otherwise required to be furnished to the Lender pursuant to Section 7.01 or any other clause of this Section 7.02;
          (f) promptly and in any event not more than three Business Days after they are entered into, copies of any and all agreements amending, modifying or supplementing in any material respect any agreement listed on Schedule 6.13, as well as any Specified Agreements entered into after the date hereof; and

          (g) as promptly as practicable after request, such additional information regarding the business, financial or corporate affairs of the Borrower or any Subsidiary, or compliance with the terms of the Related Documents, as the Lender may from time to time reasonably request.
          Section 7.03. Payment of Obligations. Pay and discharge as the same shall become due and payable, all its obligations and liabilities, including (a) all material taxes, assessments and governmental charges or levies imposed upon it or upon its income or properties, prior to the date on which penalties attach thereto, except to the extent that any such tax, assessment, charge or levy is being contested in good faith by appropriate proceedings and for which adequate reserves have been established by the Borrower and, as applicable, relevant Restricted Subsidiaries and (b) all lawful claims which, if unpaid, would by Law become a Lien upon its property.
          Section 7.04. Preservation of Existence. Preserve and maintain its existence, good standing under the Laws of the jurisdiction of its organization, rights, franchises and privileges, except where the failure to do so would not reasonably be expected to have a Material Adverse Effect.
          Section 7.05. Compliance with Laws. Comply with the requirements of all applicable Laws, non compliance with which would, singly or in the aggregate, have a Material Adverse Effect.
          Section 7.06. Keeping of Books and Records; Inspection. Maintain a system of accounting in accordance with GAAP on a basis consistently applied. Upon reasonable prior notice from the Lender (except during the occurrence of an Event of Default), the Borrower and the Guarantors will permit the Lender or its representatives to have access to and examine and inspect the books and records and properties of the Borrower and the Guarantors and confer with the Borrower’s and the Guarantors’ officers, agents, employees and accountants at any reasonable time during the Borrower’s and the Guarantors’ normal business hours and from time to time.
          Section 7.07. Notice of Certain Events. Promptly and in any event not more than three Business Days after obtaining knowledge thereof notify the Lender of:
          (a) the occurrence of any Default;
          (b) any matter that has resulted or would reasonably be expected to result in a Material Adverse Effect, including (i) breach or non-performance of, or any default under, a Contractual Obligation of the Borrower or any Subsidiary; (ii) any dispute, litigation, investigation, proceeding or suspension between the Borrower or any Subsidiary and any Governmental Authority; or (iii) the commencement of, or any material development in, any litigation or proceeding affecting the Borrower or any Subsidiary;
          (c) the occurrence of any ERISA Event; and
          (d) any material change in accounting policies or financial reporting practices by the Borrower or any Subsidiary.
          (e) Each notice pursuant to this Section shall be accompanied by a statement of a Responsible Officer of the Borrower setting forth details of the occurrence referred to therein and stating what action the Borrower has taken and proposes to take with respect thereto. Each notice pursuant to Section 7.07(a) shall describe with particularity any and all provisions of this Agreement and any other Related Document that have been breached.

          Section 7.08. Priority. Ensure at all times that its obligations under this Agreement and the Note are either pari passu or senior in priority to all senior unsecured indebtedness of the Borrower and each Guarantor.
          Section 7.09. Maintenance of Insurance. Maintain with financially sound and reputable insurance companies not Affiliates of the Borrower or any Restricted Subsidiary, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts as are customarily carried under similar circumstances by such other Persons.
          Section 7.10. Compliance with Laws. Comply with the requirements of all applicable Laws and all orders, writs, injunctions and decrees applicable to it or to its business or property, except those the non-compliance with which would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect.
          Section 7.11. Use of Proceeds. Use the proceeds of the Loans to meet current or impending financing calls or maturities.
          Section 7.12. Further Assurances. The Borrower expressly acknowledges and agrees to enter into, and cause each Subsidiary to enter into, such other or further documents, and to take such other or further actions that may be reasonably necessary or, in the reasonable opinion of the Lender, desirable in order to further and more fully vest in the Lender all rights, interests, powers, benefits, privileges and advantages conferred or intended to be conferred by this Agreement and the other Related Documents, including to perfect, preserve or protect the liens and security interests created under any Related Document.
ARTICLE VIII
NEGATIVE COVENANTS
          So long as the Lender shall have any Commitment hereunder or any Loan or other Obligation hereunder shall remain unpaid or unsatisfied, the Borrower shall not, nor shall it permit any Restricted Subsidiary to, directly or indirectly, without the written consent of the Lender:
          Section 8.01. Investments. Make any loans to or investments in, or purchase any securities of, any other Person.
          Section 8.02. Liens. Create, incur, assume or permit to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, other than the following:
          (a) Liens existing on the date hereof and listed on Schedule 8.02 and any renewals or extensions thereof, provided that (i) the property covered thereby is not changed, (ii) the amount secured or benefited thereby is not increased, (iii) the direct or any contingent obligor with respect thereto is not changed, and (iv) any renewal or extension of the obligations secured or benefited thereby is permitted by Section 8.03(b);
          (b) Liens for taxes, assessments, charges or other governmental levies not delinquent or which are being contested in good faith by appropriate proceedings and for which adequate reserves have been established by the Borrower to the extent required by GAAP;

          (c) Liens in connection with worker’s compensation, unemployment insurance or social security obligations, other than any Lien imposed by ERISA;
          (d) mechanics’, workers’, materialmen’s, operators’, carriers’, or other like Liens arising in the ordinary and normal course of business with respect to obligations which are not due or which are being contested in good faith by appropriate proceedings, if adequate reserves with respect thereto are maintained on the books of the applicable Person; and
          (e) Liens pursuant to the Related Documents and any Specified MRA.
          Section 8.03. Other Indebtedness. Create, assume, incur, suffer to exist or otherwise become or remain liable in respect of any Indebtedness other than:
          (a) any Indebtedness owing under this Agreement, any of the other Related Documents or any Specified MRA;
          (b) Indebtedness outstanding on the date hereof and listed on Schedule 8.03 and any refinancings, refundings, renewals or extensions thereof; provided that the amount of such Indebtedness is not increased at the time of such refinancing, refunding, renewal or extension except by an amount equal to a reasonable premium or other reasonable amount paid, and fees and expenses reasonably incurred, in connection with such refinancing and by an amount equal to any existing commitments unutilized thereunder.
          Section 8.04. Consolidations, Mergers, etc. Merge with or into, or consolidate with, any other Person, or liquidate or dissolve, or dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person.
          Section 8.05. Pensions Plans. Establish or become party to any employee benefit plan of the type referred to in Section 6.10.
          Section 8.06. Amendment of Organization Documents. Cause or permit any amendment, modification or waiver of any Organization Document of the Borrower or any Guarantor without the prior written consent of the Lender.
          Section 8.07. Restricted Payments. Declare or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, except that:
          (a) each Restricted Subsidiary may make Restricted Payments to the Borrower and any other Person that owns an Equity Interest in such Restricted Subsidiary, ratably according to their respective holdings of the type of Equity Interest in respect of which such Restricted Payment is being made;
          (b) the Borrower and each Restricted Subsidiary may declare and make dividend payments or other distributions payable solely in the common stock or other common Equity Interests of such Person;
          (c) the Borrower and each Restricted Subsidiary may purchase, redeem or otherwise acquire Equity Interests issued by it with the proceeds received from the substantially concurrent issue of new shares of its common stock or other common Equity Interests;

          (d) so long as no Default shall have occurred and be continuing or would result therefrom the Borrower may declare or pay cash dividends to the holders of its Equity Interests with respect to any fiscal year ending during the term of this Agreement in an aggregate amount not to exceed the amount required to be distributed for the Borrower to maintain its qualification as a Real Estate Investment Trust under the Code; and
          (e) so long as (i) no Default shall have occurred and be continuing or would result therefrom and (ii) the Lender has declined any Excess Cash Amount Payment payable with respect to any fiscal quarter ending during the term of this Agreement, the Borrower may declare or pay cash dividends to the holders of its Equity Interests with respect such fiscal year in an aggregate amount, when combined with all distributions for such fiscal year pursuant to Section 8.07(d), not to exceed 95% of Funds From Operations.
          Section 8.08. Change in Nature of Business. Engage in any material line of business substantially different from those lines of business conducted by the Borrower and the Restricted Subsidiaries on the date hereof or any business substantially related or incidental thereto.
          Section 8.09. Transactions with Affiliates. Enter into any transaction of any kind with any Affiliate of the Borrower or any Restricted Subsidiary, whether or not in the ordinary course of business, other than on fair and reasonable terms substantially as favorable to the Borrower or such Restricted Subsidiary as would be obtainable by the Borrower or such Restricted Subsidiary at the time in a comparable arm’s length transaction with a Person other than an Affiliate.
          Section 8.10. Burdensome Agreements. Enter into any Contractual Obligation (other than this Agreement or any other Related Document) that (a) limits the ability (i) of any Restricted Subsidiary to make Restricted Payments to the Borrower or any Guarantor or to otherwise transfer property to the Borrower or any Guarantor, (ii) of any Subsidiary (other than a special purpose entity existing as of the date hereof and listed on Schedule 8.10 (a “Designated SPE”)) to Guarantee the Indebtedness of the Borrower or (iii) of the Borrower or any Subsidiary (other than a Designated SPE) to create, incur, assume or suffer to exist Liens on property of such Person.
          Section 8.11. Use of Proceeds. Use the proceeds of any Loan, whether directly or indirectly, and whether immediately, incidentally or ultimately, to purchase or carry margin stock (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System) or to extend credit to others for the purpose of purchasing or carrying margin stock or to refund indebtedness originally incurred for such purpose.
          Section 8.12. Sale and Leaseback Transactions. Enter into any arrangement, directly or indirectly, whereby it shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property that it intends to use for substantially the same purpose or purposes as the property sold or transferred.
          Section 8.13. Fiscal Year. Change its fiscal year to end on a day other than December 31.
          Section 8.14. Fixed Charge Coverage Ratio. Permit the Fixed Charge Coverage Ratio of Borrower as of the twelve months ending on the last day of any fiscal quarter to be less than (a) 0.85 : 1.0 at September 30, 2007 and December 31, 2007, (b) 1.0 : 1.0 for any fiscal quarter end date from March 31, 2008 through December 31, 2008 and (c) 1.2 : 1.0 for all dates thereafter.

ARTICLE IX
EVENTS OF DEFAULT
          Section 9.01. Events of Default. Any of the following shall constitute an Event of Default:
          (a) Non-Payment. The Borrower or any Restricted Subsidiary fails to pay to pay when due (whether at the scheduled due date therefor, on prepayment or otherwise) (i) the principal of any Loan, (ii) interest on any Loan or (iii) any other amount payable hereunder or under any other Related Document upon receipt of notice thereof; or
          (b) Specific Covenants. The Borrower fails to perform or observe any term, covenant or agreement contained in any of Section 7.04, 7.05, 7.08, or 7.12 or Article VIII of this Agreement, or any Guarantor fails to perform or observe any term, covenant or agreement contained in the Guarantee Agreement; or
          (c) Other Defaults. The Borrower or any Guarantor fails to perform or observe any other covenant or agreement (not specified in subsection (a) or (b) above) contained in any Related Document on its part to be performed or observed and such failure continues for 30 days after the earlier of (i) a Responsible Officer obtaining actual knowledge of such failure and (ii) the Borrower receiving notice of such failure from the Lender; or
          (d) Representations and Warranties. Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of the Borrower or any Guarantor, in this Agreement, any other Related Document, or in any document delivered in connection herewith or therewith shall be incorrect or misleading in any material respect when made or deemed made or shall be breached; or
          (e) Cross-Default. The Borrower or any Guarantor or any of its Subsidiaries (i) fails to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Indebtedness (other than Indebtedness hereunder or Indebtedness of an Unrestricted Subsidiary that is without recourse of any kind to, or guaranteed in any manner by, the Borrower or any Restricted Subsidiary) having an aggregate principal amount (including available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than $5,000,000, or (ii) fails to observe or perform any other agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, the effect of which default or other event is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause, with the giving of notice if required, (x) such Indebtedness to become due, or to be repurchased, prepaid, terminated, defeased or redeemed (automatically or otherwise), or (y) an offer to repurchase, prepay, defease or redeem such Indebtedness to be made prior to its stated maturity, or (z) cash collateral in respect thereof to be demanded; or
          (f) Involuntary Insolvency, etc., Proceedings. The entry of a decree or order for relief in respect of the Borrower or any Guarantor by a court having jurisdiction in the premises, or the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of the Borrower or any Guarantor or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, in an involuntary case under the Federal bankruptcy laws, as now or hereafter constituted, or any other applicable Federal or state bankruptcy, insolvency or other similar law; or the commencement against the Borrower or any Guarantor of an involuntary case under the Federal bankruptcy laws, as now or hereafter constituted, or any other applicable Federal or state bankruptcy, insolvency or other similar law, and the continuance of any such case unstayed and in effect for a period of 60 consecutive days; or
          (g) Voluntary Insolvency, etc., Proceedings. The commencement by the Borrower or any Guarantor of a voluntary case under the Federal bankruptcy laws, as now or hereafter constituted, or any other applicable Federal or state bankruptcy, insolvency or other similar law, or the consent by it to the entry of an order for relief in an involuntary case under any such law or the consent by it to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of the Borrower or any Guarantor or of any substantial part of its property, or the making by it of a general assignment for the benefit of creditors, or the failure of the Borrower or any Guarantor generally to pay its debts as such debts become due or the taking of any partnership action in furtherance of any of the foregoing; or
          (h) Inability to Pay Debts; Attachment. (i) The Borrower or any Guarantor becomes unable or admits in writing its inability or fails generally to pay its debts as they become due, or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of any such Person and is not released, vacated or fully bonded within 60 days after its issue or levy; or
          (i) Judgments. There is entered against any of the Borrower or any Restricted Subsidiary (i) a final judgment or order for the payment of money in an aggregate amount exceeding $1,000,000 (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage), or (ii) any one or more non-monetary final judgments that have, or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and, in either case, (A) enforcement proceedings are commenced by any creditor upon such judgment or order, or (B) there is a period of 10 consecutive days during which a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, is not in effect; or
          (j) ERISA. An ERISA Event occurs that, when taken together with all other ERISA Events that have occurred, results or could reasonably be expected to result in liability of the Borrower to any Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of $5,000,000; or
          (k) Invalidity of Related Documents. Any Related Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder or satisfaction in full of all the Obligations, ceases to be in full force and effect; or the Borrower or any Guarantor or any other Person contests in any manner the validity or enforceability of any Related Document; or the Borrower or any Guarantor denies that it has any or further liability or obligation under any Related Document, or purports to revoke, terminate or rescind any Related Document; or
          (l) Change of Control. There occurs any Change of Control; or
          (m) Material Adverse Effect. There occurs any Material Adverse Effect; or
          (n) Invalidity of Lien. Any Lien purported to be created under the Security Pledge Agreement shall cease to be, or shall be asserted by the Borrower or any Guarantor not to be, a valid and perfected Lien on any Collateral, with the priority required by the Security Pledge Agreement, except as a result of the sale or other disposition of the applicable Collateral in a transaction permitted under the Related Documents.

          Section 9.02. Remedies Upon Event of Default. If any Event of Default occurs and is continuing, the Lender may take any or all of the following actions:
          (a) declare the Commitment to be terminated, whereupon the Commitment shall be terminated and reduced to zero;
          (b) declare all or any portion of the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Related Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower; and
          (c) exercise on behalf of itself all rights and remedies available to it under the Related Documents;
provided, however, that upon the occurrence of any event with respect to the Borrower described in Section 9.01(f) or Section 9.01(g), the obligation of the Lender to make Loans shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, in each case without further act of the Lender.
          Section 9.03. Application of Funds. After the exercise of remedies provided for in Section 9.02 (or after the Loans have automatically become immediately due and payable as set forth in the proviso to Section 9.02), any amounts received on account of the Obligations shall be applied by the Lender in the following order:
     First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including fees, charges and disbursements of counsel to the Lender and amounts payable under Article III) payable to the Lender;
     Second, to payment of that portion of the Obligations constituting accrued and unpaid interest on the Loans and other Obligations;
     Third, to payment of that portion of the Obligations constituting unpaid principal of the Loans; and
     Last, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to the Borrower or as otherwise required by Law.
          Section 9.04. Setoff. The Lender is hereby authorized at any time and from time to time, upon the occurrence and during the continuance of any Event of Default, without prior notice to the Borrower, to the fullest extent permitted by Law, to set off and apply any and all balances, credits, deposits (general or special, time or demand, provisional or final), accounts or monies at any time held and other indebtedness at any time owing by the Lender at any of its offices or affiliates to or for the account of the Borrower against any and all of the amounts owing by the Borrower under this Agreement or the other Related Documents to which it is a party, whether or not the Lender shall have made any demand hereunder or thereunder. The rights of the Lender under this Section 9.04 are in addition to, and do not derogate from or impair, other rights and remedies (including other rights of setoff) which the Lender may have.
          Section 9.05. Default Interest. Notwithstanding any other provision of this Agreement to the contrary, if the Borrower shall fail to pay any amount owing to the Lender under this Agreement or any other Related Document to which the Borrower is a party when due (whether at stated due date, on acceleration or otherwise), then the Borrower will pay interest to the Lender payable on demand, on the amount in default from the date such payment became due until payment in full at a rate equal to the rate which is 2% per annum over the rate then payable pursuant to Section 2.05.
          Section 9.06. Funding Indemnities. The Borrower will indemnify the Lender against, and on demand reimburse the Lender for, any loss, penalty or expense which the Lender may pay or incur (including any loss or expense incurred by reason of the relending, depositing or other employment of funds acquired by the Lender to fund any Loan) as a result of any acceleration of any Loan pursuant to Section 9.02. The Lender shall furnish the Borrower with a certificate setting forth the basis for determining any additional amount to be paid to it hereunder, and such certificate shall be conclusive, absent manifest error, as to the contents thereof. Notwithstanding anything in this Agreement to the contrary, the provisions of this Section 9.06 shall survive termination of this Agreement.
ARTICLE X
GENERAL PROVISIONS
          Section 10.01. Assignment, Amendments and Waivers.
          (a) The Borrower may not assign its rights or obligations under this Agreement without the prior written consent of the Lender which consent may be given or withheld in the sole and absolute discretion of the Lender. The Lender may at any time assign all or a part of its rights and obligations under this Agreement to a bank, financial institution or to any of its Affiliates (an “Assignee”). Any such assignment shall be made pursuant to an assignment agreement between such Assignee and the Lender. Such assignment agreement shall be executed by such Assignee and the Lender and shall be delivered to the Borrower before the proposed effective date of such assignment. Upon such execution and delivery, from and after the effective date specified in such assignment agreement, (x) the Assignee thereunder shall be a party hereto and have the rights and obligations of the Lender hereunder and (y) the transferor Lender thereunder shall be released from its obligations under this Agreement from and after such time. On or prior to the effective date specified in such assignment agreement, upon request, the Borrower, at its own expense, shall execute and deliver to such transferor Lender in exchange for the Note previously delivered to the transferor Lender a new Note to the order of such Assignee in an amount equal to the principal amount of the original Note (subject to any reduction thereof pursuant to Section 2.08). Each such new Note shall be dated the effective date of such assignment and shall otherwise be in the form of the Note replaced thereby. Subject to the foregoing, all provisions contained in this Agreement or any document or agreement referred to herein or relating hereto shall inure to the benefit of, and shall be binding upon, the Borrower, the Lender and their respective successors and permitted assigns.
          (b) The Lender may from time to time upon prior written notice to the Borrower change the Lending Office of the Lender at which any Loan is made or carried; provided that if at the time of any change from one Lending Office to another the effect thereof would be to increase any amount payable by the Borrower under this Agreement then such change shall not be made without the prior written consent of the Borrower.
          (c) The Lender may grant, at its sole discretion, one or more banks or financial institutions (each, a “Participant”) a participation or participations in all or any part of the Lender’s rights and benefits under this Agreement or any other Related Document (a “Participation”). In the event of any such grant by the Lender of a Participation to a Participant, the Lender shall remain responsible for the performance of its obligations hereunder, and the Borrower shall continue to deal solely and directly with the Lender in connection with the Lender’s rights and obligations under this Agreement. Any agreement pursuant to which the Lender may grant such a participating interest shall provide that the Lender shall retain the sole right and responsibility to enforce the obligations of the Borrower hereunder. The Borrower agrees that each Participant shall, to the extent of its Participation, be entitled to the benefits of Sections 3.01 and 9.02 as if such Participant were the Lender; provided, however, that the amount of such benefit shall be limited to the amount in respect of the interest sold to which the Lender would have been entitled had it not sold such interest.
          (d) Notwithstanding anything to the contrary contained in this Agreement, the Lender may pledge, hypothecate or otherwise grant a security interest in all or any part of its rights hereunder or under its Note to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge, hypothecation or grant shall relieve the Lender of any of its obligations under this Agreement.
          (e) Except for actions expressly permitted to be taken by Lender, no amendment, modification, termination or waiver of any provision of this Agreement or any other Related Document, or any consent to any departure by the Borrower or any Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Lender and the Borrower.
          Section 10.02. Notices. All notices, requests, demands and other communications to any party hereunder shall be in writing (including telex, telecopier or similar writing) and shall be given to such party at its address or telecopier number set forth below or such other address or telex or telecopier number as such party may hereafter specify by notice to the other parties listed below.
          If to the Lender:
Arco Capital Corporation Ltd.
c/o Arco Capital Management LLC
City View Plaza, Suite 800 Road 165 Km 1.2
Guaynabo, PR 00968
Attention: Juan Carlos Bou, General Counsel
Telecopier: (787) 993-9651
Telephone: (787) 993-9650
          If to the Borrower:
Luminent Mortgage Capital, Inc.
2005 Market Street, 21st Floor
Philadelphia, PA 19103-2337
Attention: Trez Moore, Chief Executive Officer
Telecopier: (215) 564-5990
Telephone: (215) 564-5904
          Each such notice, request or other communication shall be effective when actually received.
          Section 10.03. Expenses; Indemnification. The Borrower agrees to pay all reasonable out-of-pocket costs and expenses, including the reasonable fees and disbursements of counsel, incurred by the Lender in connection with the preparation, execution and delivery of this Agreement, the Existing Credit Agreement and the other Related Documents and any amendments and waivers hereof or thereof.

The Borrower also agrees to pay all reasonable out-of-pocket costs and expenses, including the reasonable fees and disbursements of counsel, incurred by the Lender in connection with the administration and enforcement of this Agreement or any of the other Related Documents and the collection of any amounts owing hereunder or thereunder. In addition, the Borrower will indemnify the Lender against, and on demand reimburse the Lender for, any and all liabilities, obligations, losses, damages, penalties, stamp and other similar taxes, actions, judgments, costs, expenses or disbursements of any kind or nature whatsoever, including the reasonable fees and disbursements of counsel, which may at any time be imposed on, incurred by or asserted against the Lender in any way relating to or arising out of this Agreement, any other Related Document or the transactions contemplated by the Letter of Intent; provided that the Borrower shall not be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the Lender, as determined by a court of competent jurisdiction in a final, non-appealable judgment. Notwithstanding anything in this Agreement to the contrary, the provisions of this Section 10.03 shall survive the termination of this Agreement. If and to the extent that the obligations of the Borrower under this Section are unenforceable for any reason, the Borrower hereby agrees to make the maximum contribution to the payment and satisfaction of such obligations as is permissible under applicable Laws.
          Section 10.04. Cumulative Rights; No Waiver. The rights, powers and remedies of the Lender hereunder are cumulative and in addition to all rights, powers and remedies provided under any and all agreements between the Borrower and the Lender relating hereto, at law, in equity or otherwise. Neither any delay nor any omission by the Lender to exercise any right, power or remedy shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise thereof or any exercise of any other right, power or remedy.
          Section 10.05. Counterparts; Integration; Effectiveness. This Agreement may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which counterparts, when executed and delivered, shall be deemed an original and all of which counterparts, taken together, shall constitute one and the same Agreement. This Agreement and the other Related Documents, and any separate letter agreements entered into on the date hereof, constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.
          Section 10.06. Severability. If any provision of this Agreement or the other Related Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Related Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
          Section 10.07. Headings. The Article and Section headings in this Agreement are for convenience of reference only and shall not affect the interpretation hereof.
          Section 10.08. Governing Law; Jurisdiction; Consent to Service of Process.
          (a) THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK, UNITED STATES, WITHOUT REFERENCE TO PRINCIPLES OF CONFLICTS OF LAW OTHER THAN SECTION 5-1401 AND SECTION 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK.

          (b) The Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any other Related Document, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or any other Related Document shall affect any right that the Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Related Document against the Borrower or its properties in the courts of any jurisdiction.
          (c) The Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Related Document in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
          (d) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 10.02. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.
          Section 10.09. Waiver of Jury Trial. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
          Section 10.10. Successors and Assigns. This Agreement shall be binding on and inure to the benefit of each of the Borrower and the Lender and their respective successors and permitted assigns. Notwithstanding anything herein to the contrary, the Borrower hereby acknowledges and agrees that the Lender may merge with or into one or more financial institutions or otherwise combine with one or more financial institutions to form a new entity (the “Merger”) and that, immediately upon the consummation of the Merger and without any further action or consent from any Person, (i) such new entity shall be entitled to and vested with all the rights and obligations of the Lender hereunder and under each other Related Document to which the Lender is a party, (ii) upon request of the Lender, the Borrower will issue a new Note made to the order of such entity and (iii) all references herein and in each other Related Document to the term “Lender” and any other term intending to refer to Arco Capital Corporation Ltd. shall be deemed to refer to such new entity.
          Section 10.11. Confidentiality. The Lender agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates’

directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement, (ii) any actual or prospective party (or its managers, administrators, trustees, partners, directors, officers, employees, agents, advisors and other representatives) to any swap or derivative or similar transaction under which payments are to be made by reference to the Borrower and its obligations, this Agreement or payments hereunder, (iii) any rating agency or (iv) the CUSIP Service Bureau or any similar organization, (g) with the consent of the Borrower or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section by it or (ii) becomes available to the Lender or any of its Affiliates on a nonconfidential basis from a source other than the Borrower. For the purposes of this Section, “Information” means all information received from the Borrower relating to the Borrower or its business, other than any such information that is available to the Lender on a nonconfidential basis prior to disclosure by the Borrower; provided that, in the case of information received from the Borrower after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.
          Section 10.12. USA Patriot Act. The Lender hereby notifies the Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow the Lender to identify the Borrower in accordance with the Act.
          Section 10.13. Payments Set Aside. To the extent that any payment by or on behalf of the Borrower is made to the Lender, or the Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred.
          Section 10.14. Survival of Representations and Warranties. All representations and warranties made hereunder and in any other Related Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Lender, regardless of any investigation made by the Lender or on its behalf and notwithstanding that the Lender may have had notice or knowledge of any Default at the time of any borrowing hereunder, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied.
          Section 10.15. No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.
[Remainder of page intentionally left blank; signature pages follow]

          IN WITNESS WHEREOF, the parties hereto have caused this Credit Agreement to be duly executed as of the date first above written.

LUMINENT MORTGAGE CAPITAL, INC.
By:	/s/ Christopher J. Zyda
	Name:	Christopher J. Zyda
	Title:	Chief Financial Officer

ARCO CAPITAL CORPORATION LTD.
By:	/s/ Jay Johnston
	Name:	Jay Johnston
	Title:	Chief Executive Officer

By:	/s/ Francesco N. Piovanetti
	Name:	Francesco N. Piovanetti
	Title:	President and Chief Operating Officer

SIGNATURE PAGE FOR AMENDED AND
RESTATED CREDIT AGREEMENT

Schedule 1.1(a)
Applicable Margin for Loans
(amounts in basis points per annum)

Pricing
Level	Total Outstandings	Applicable Margin
1	$0 — $20,000,000	400
2	$20,000,001 — $40,000,000	425
3	$40,000,001 and higher	450

Exhibit A
Form of Note
LUMINENT MORTGAGE CAPITAL, INC.
NOTE
New York, New York

$	, 200
          FOR VALUE RECEIVED, LUMINENT MORTGAGE CAPITAL, INC., a Maryland corporation (the “Borrower”), promises to pay to the order of Arco Capital Corporation Ltd. (the “Lender”), at the time or times which shall be determined by the provisions of the Credit Agreement referred to below,                      DOLLARS ($                    ) or, if less, the unpaid principal amount of the Loans evidenced by this Note and made by the Lender to the Borrower under the Credit Agreement referred to below.
          The Borrower also promises to pay interest on the unpaid principal amount hereof from time to time outstanding, from the date such amount is advanced by the Lender to the Borrower until paid in full at the rates and at the times which shall be determined in accordance with the provisions of the Amended and Restated Credit Agreement (as amended or otherwise modified from time to time, the “Credit Agreement”) dated as of September 26, 2007 between the Borrower and the Lender.
          The date and amount of the Loan evidenced by this Note and, each repayment and prepayment of principal thereof, shall be endorsed by the Lender on the schedule attached hereto, or on a continuation of such schedule attached to and made a part hereof; provided that the failure to make or any error in making any such endorsement on such schedule shall not limit, extinguish or in any way modify the obligation of the Borrower to repay the Loan evidenced by this Note strictly in accordance with the Credit Agreement.
          This Note is issued pursuant to and entitled to the benefits of the Credit Agreement, to which reference is hereby made for a more complete statement of the terms and conditions under which the Loans evidenced hereby and thereby are made and are to be repaid. Capitalized terms used herein without definition shall have the meanings set forth in the Credit Agreement. This note amends, restates and replaces any notes issued by the Borrower to the Lender pursuant to that certain Credit Agreement, dated August 21, 2007, as amended as of September 12, 2007, September 20, 2007 and September 21, 2007, between the Lender and the Borrower.
          All payments of principal and interest in respect of this Note shall be made in lawful currency of the United States without defense, set-off or counterclaim, in immediately available or same day funds, delivered to the Lender not later than 2:00 p.m. (New York City time) on the date due, at its address referred to in the Credit Agreement or to such other location as the Lender may designate from time to time.
          This Note may be transferred by the Lender without the prior written consent of the Borrower. Until notified in writing of the transfer of this Note, the Borrower shall be entitled to deem the Lender as the holder of this Note. The Lender and any subsequent holder of this Note agrees that before disposing of this Note or any part hereof it will make a notation hereon of all principal payments previously made hereunder and of the date to which interest hereon has been paid; provided, however, that the failure to make a notation of any payment made on this Note shall not limit or otherwise affect the obligation of the Borrower hereunder with respect to payments of principal and interest on this Note.
          This Note is subject to prepayment at the option of the Borrower as provided in the Credit Agreement. Upon the occurrence of an Event of Default, the unpaid balance of the principal amount of this Note may become, or may be declared to be, due and payable in the manner, upon the conditions and with the effect provided in the Credit Agreement.
          No reference herein to the Credit Agreement and no provision of this Note or the Credit Agreement shall alter or impair the obligation of the Borrower, which is absolute and unconditional, to pay the principal of and interest on this Note at the place, at the respective times, and in the currency herein prescribed.
          The Borrower hereby waives diligence, presentment, protest, demand and notice of every kind and, to the full extent permitted by law, the right to plead any statute of limitations as a defense to any demand hereunder.
          THIS NOTE SHALL BE GOVERNED BY AND INTERPRETED IN ALL RESPECTS IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, UNITED STATES, WITHOUT REFERENCE TO PRINCIPLES OF CONFLICTS OF LAW OTHER THAN SECTION 5-1401 AND SECTION 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK.
          IN WITNESS WHEREOF, the Borrower has caused this Note to be executed and delivered by its duly authorized officer, as of the day and year first above written.

LUMINENT MORTGAGE CAPITAL, INC.
By:
Name:
Title:

Schedule of Loans

	Principal		Payments or
Date of	Amount of	Duration of	Prepayments of	Balance	Notation
Loan	Loan	Interest Period	Principal	Outstanding	Made By

Exhibit B
Form of Notice of Borrowing
LUMINENT MORTGAGE CAPITAL, INC.
NOTICE OF BORROWING
Date:
Telecopier: [•]
Arco Capital Corporation Ltd.
Attention: [•]
Gentlemen:
          Pursuant to Section 2.02 of the Amended and Restated Credit Agreement (the “Credit Agreement”), dated as of September 26, 2007, between LUMINENT MORTGAGE CAPITAL, INC. and you, we hereby give you irrevocable notice that we request a Loan as follows:
          1. Amount of Loan: $                    .
          2. Date of Loan:                     .
          3. Purpose of proposed Loan:                               .
          4. Account to which proceeds of Loan should be transferred, with all necessary wire information:                                                             .
          The undersigned hereby certifies that the following statements are true and correct on the date hereof and will be true and correct on the date the Loan is made:
          A. the representations and warranties contained in Article VI of the Credit Agreement are true and correct in all respects as of the date hereof; and
          B. no Default has occurred and is continuing.
          Capitalized terms used herein but not defined shall have the meanings given to them in the Credit Agreement.

LUMINENT MORTGAGE CAPITAL, INC.
By:
Name:
Title: